Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Williams-Sonoma, Inc. Kendall Coleman 415-616-7926 kacoleman@wsgc.com
ALLIANCE DATA'S CARD SERVICES BUSINESS SIGNS NEW AGREEMENT WITH
WILLIAMS-SONOMA TO PROVIDE PRIVATE LABEL AND CO-BRAND CREDIT CARD
PROGRAMS; AGREEMENT ALSO SIGNED TO ACQUIRE EXISTING CO-BRAND CREDIT
CARD PORTFOLIO

•	Alliance Data to provide complementary private label credit card and co-brand card programs
•	Alliance Data's Epsilon and Conversant businesses also provide marketing data services and digital messaging for Williams-Sonoma, Inc.

PLANO, TX and SAN FRANCISCO, CA – September 8, 2016 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and commercial credit programs, has signed a new multi-year agreement to provide private label and co-brand credit card services for Williams-Sonoma (www.williams-sonoma.com), a member of the Williams-Sonoma, Inc. (NYSE:WSM) portfolio of brands. San Francisco-based Williams-Sonoma, Inc. is one of the largest U.S. e-commerce retailers, and is comprised of some of the best known brands in home and kitchen furnishings, including Williams-Sonoma, Williams-Sonoma Home, Pottery Barn, Pottery Barn Kids, PBteen, West Elm, Rejuvenation and Mark and Graham, marketed through e-commerce sites, direct mail catalogs and 624 stores. Alliance Data also manages the credit card programs for Pottery Barn and West Elm.

"Williams-Sonoma has always embraced innovative customer engagement strategies. We look forward to working with Alliance Data to build a comprehensive credit card program that bolsters our ongoing efforts to foster strong, long-term relationships with our customers and provide meaningful rewards as they pursue their home and culinary aspirations," said Janet Hayes, president of Williams-Sonoma.

"Leveraging Alliance Data's loyalty and marketing expertise, paired with our high standard of customer service, we're confident our new credit card program will provide a value proposition that is unparalleled in the home and lifestyle category."

Alliance Data will employ in-store, online and mobile acquisition tools to target highly qualified customers for whom the program's robust value proposition would be advantageous. Williams-Sonoma plans to benefit from Alliance Data's proprietary MyLoyalty App capabilities, which will be customized to provide a brand-immersive experience, giving Williams-Sonoma shoppers the ability to apply, earn and connect at home or on-the-go.

In addition, Alliance Data will leverage its industry-leading, innovative credit marketing tools and predictive modeling to build programs that motivate cardmembers to increase purchase and frequency of visits across multiple channels. Utilizing retail and lifecycle marketing expertise to create customized communications, Alliance Data will ensure the new credit program motivates cardmembers to continue to shop at Williams-Sonoma as they celebrate milestones like graduations and weddings and as they move through life's many stages.

Alliance Data has signed an agreement to acquire the existing Williams-Sonoma co-brand credit card portfolio. Alliance Data believes that the performance of the Williams-Sonoma credit card portfolio will be consistent with its overall co-brand credit card portfolio, and all new co-brand and private label credit card accounts will be consistent with Alliance Data's credit quality standards. The portfolio acquisition is expected to be completed by the end of Q3 2016.

Alliance Data's Epsilon® and Conversant® businesses also provide services to Williams-Sonoma and the entire Williams-Sonoma, Inc. portfolio of brands. Epsilon has provided marketing data services for the past 20 years, enhancing Williams-Sonoma, Inc.'s in-house modeling and analytics efforts. Conversant delivers a personalized digital messaging strategy to increase online and in-store customer sales.

"Williams-Sonoma is an iconic brand and one of the most recognizable portfolio of brands in the United States. It is synonymous with outstanding service, high-quality cookware, tools and other artisan crafted items," said Melisa Miller, president of Alliance Data's card services business. "Drawing on our deep retail heritage, our unique data-driven insights and our experience working on behalf of sister brands like Pottery Barn and West Elm, Alliance Data is positioned to deliver an even deeper customer engagement program for Williams-Sonoma."

About Williams-Sonoma
Since its founding by Chuck Williams in 1956, the Williams-Sonoma brand has been bringing people together around food. A member of Williams-Sonoma, Inc. (NYSE: WSM) portfolio of brands, Williams-Sonoma is a leading specialty retailer of high-quality products for the kitchen and home, providing world-class service and an engaging customer experience. Products include cookware, cooks' tools, cutlery, electrics, bake ware, food, tabletop and bar, outdoor, cookbooks, as well as furniture, lighting and decorative accessories. Each store has a professional demonstration kitchen for cooking classes and tastings conducted by expert culinary staff. Williams-Sonoma Cooking Schools, located in select locations in the U.S. and Australia, offer hands-on classes led by professional chefs. A comprehensive gift registry program for weddings and other special events is available in stores and online. On williams-sonoma.com and the Williams-Sonoma blog, Taste, customers can find recipes, tips, and techniques that help them.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.
Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the expected performance of an acquired credit card portfolio.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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